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Exhibit 99.6

        *LETTER TO CLIENTS FOR TENDER OF NABRIVA AG ADSs*

OFFER TO EXCHANGE

each American Depositary Share
Representing one-tenth of a Common Share

of
NABRIVA THERAPEUTICS AG
for
one Ordinary Share
of
NABRIVA THERAPEUTICS PLC

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF AMERICAN DEPOSITARY SHARES OF NABRIVA THERAPEUTICS AG WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (11:00 P.M., AUSTRIA TIME), ON JUNE 23, 2017, UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE").

The Information Agent for the Exchange Offer is:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Banks and Brokers Call:
U.S.: 1-866-278-8941
International: 1-781-575-2137

May 19, 2017

To Our Clients:

        Enclosed for your consideration are the following documents: (i) the Exchange Offer Document, dated May 19, 2017 (the "Exchange Offer Document"), (ii) the Offer to Exchange/Prospectus, dated May 19, 2017, (iii) the Schedule TO, dated May 19, 2017, and (iv) the instruction form attached to this letter (the "Instruction Form"). These documents are being provided to you in connection with the exchange offer (the "Exchange Offer") by Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland ("Nabriva Ireland"). The Exchange Offer is being made to all holders of common shares ("Nabriva AG Common Shares") of Nabriva Therapeutics AG ("Nabriva AG"), and to all holders of American depositary shares ("Nabriva AG ADSs"), of Nabriva AG, each representing one-tenth of a Nabriva AG Common Share.

        For every Nabriva AG ADS a holder validly tenders in the Exchange Offer, such holder will receive one ordinary share of Nabriva Ireland ("Nabriva Ireland Shares"), upon the terms and subject to the conditions set forth in the enclosed Exchange Offer Document.

        We or our nominees are the holder of record of Nabriva AG ADSs held for your account. A tender of such Nabriva AG ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf any or all Nabriva AG ADSs held for your account pursuant to the terms and conditions of the Exchange Offer. A form of Instructions with respect to the Exchange Offer is enclosed.

        Please note the following:

  1.
  Nabriva Ireland has appointed Computershare Trust Company, N.A. as "Exchange Agent" and Georgeson LLC as "Information Agent" for the Exchange Offer. Any questions you may have with respect to the ways in which Nabriva AG ADSs may be tendered in the Exchange Offer to the Exchange Agent should be directed to the Information Agent at 1-866-278-8941 (U.S.) or 1-781-575-2137 (international).

  2.
  The Exchange Offer and withdrawal rights for tenders of Nabriva AG ADSs will expire at 5:00 p.m., New York City time (11:00 p.m., Austria time), on June 23, 2017 (as such time and date may be extended, the "Exchange Offer Expiration Date"). If you wish to tender your Nabriva AG ADSs in the Exchange Offer, please instruct us sufficiently in advance of the Exchange Offer Expiration Date.

  3.
  The Exchange Offer is being made for all issued and outstanding Nabriva AG ADSs. If you validly tender your Nabriva AG ADSs in, and do not withdraw from, the Exchange Offer, you will receive one Nabriva Ireland Share for every one Nabriva AG ADS so tendered, in book-entry form through the Depositary Trust Company.

  4.
  If you would like to tender your Nabriva AG ADSs pursuant to the Exchange Offer and you cannot deliver all required documents to the Exchange Agent prior to the Exchange Offer Expiration Date, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, your Nabriva AG ADSs may nevertheless be tendered, provided that all the following conditions are satisfied: (i) such tender is made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery (enclosed) is received prior to the Exchange Offer Expiration Date by the Exchange Agent; and (iii) the book-entry confirmation representing all tendered Nabriva AG ADSs, in proper form for transfer, together with either the Exchange Offer Tender Form, properly completed and duly executed, with any required signature guarantees, or an Agent's Message, and any other documents required by the Exchange Offer Tender Form are received by the Exchange Agent within three Business Days after the date of execution of such Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered by mail, overnight courier or facsimile transmission to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

  5.
  The Exchange Offer is conditioned upon satisfaction or waiver of the conditions set forth in the Offer Prospectus under the caption "Details of the Exchange Offer—Conditions to the Exchange Offer", including the condition that Nabriva AG Common Shares (including Nabriva AG Common Shares represented by Nabriva AG ADSs) corresponding to at least 90 percent of the total issued capital of Nabriva AG shall have been lawfully and validly tendered in the Exchange Offer, not withdrawn as at the Exchange Offer Expiration Date, and accepted for exchange by Nabriva Ireland.

        If you wish to have us tender any or all of the Nabriva AG ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the Instruction Form set forth herein. If you authorize the tender of your Nabriva AG ADSs, all such Nabriva AG ADSs held in your account will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to tender your Nabriva AG ADSs to the Exchange Agent on your behalf prior to 5:00 p.m., New York City time (11:00 p.m., Austria time), on June 23, 2017.

 [SIGNATURE BLOCK]

 Instructions with Respect to the
Offer to Exchange

each American Depositary Share
Representing one-tenth of a Common Share
of
NABRIVA THERAPEUTICS AG
for
one Ordinary Share
of
Nabriva Therapeutics plc

        The undersigned acknowledge(s) receipt of (a) your letter, (b) the Exchange Offer Document, dated May 19, 2017 (the "Exchange Offer Document") and (c) the Offer to Exchange/Prospectus, dated May 19, 2017, in connection with the offer by Nabriva Therapeutics Plc, a public limited company organized under the laws of Ireland ("Nabriva Ireland"), to exchange one Nabriva Therapeuctics AG ("Nabriva AG") American depositary share (a "Nabriva AG ADS"), each representing one-tenth of a common share of Nabriva AG, for one ordinary share of Nabriva Ireland (a "Nabriva Ireland Share"), upon the terms and subject to the conditions set forth in the Exchange Offer Document.

        The undersigned hereby instructs you to tender to Nabriva Ireland (through Computershare Trust Company, N.A., as Exchange Agent) the number of Nabriva AG ADSs indicated below (or if no number is indicated below, all Nabriva AG ADSs held on behalf of the undersigned) which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer Document.

Total Number of Nabriva AG ADSs to be Tendered*:
Date:
Signature(s):
Print Name(s):
Print Address(es):
Area Code and Telephone Numbers:
Taxpayer Identification or Social Security Numbers:

*Unless otherwise indicated, it will be assumed that all of your Nabriva AG ADSs held by us for your account are to be tendered.

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  Exhibit 99.6
Instructions with Respect to the Offer to Exchange each American Depositary Share Representing one-tenth of a Common Share of NABRIVA THERAPEUTICS AG for one Ordinary Share of Nabriva Therapeutics plc